Exhibit 4.1


         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of the DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No. 1                                                              $250,000,000
CUSIP No.: 81760N AD 1

                            The ServiceMaster Company

                                   8.45% Note

                               Due April 15, 2005

         The ServiceMaster Company, a Delaware corporation (the "COMPANY", which term includes any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay to Cede & Co., or registered assigns, at the office or agency of the Company in New York, New York, the principal sum of $250,000,000 on April 15, 2005 in the coin or currency of the United States, and to pay interest, semi-annually on April 15 and October 15, of each year, commencing October 15, 2000 on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title of this Note, from the April 15 or the October 15, as the case may be, next preceding the date of this Note to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Note, or unless no interest has been paid or duly provided for on these Notes, in which case from April 4, 2000, until payment of said principal sum has been made or duly provided for; PROVIDED, that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the Security Register or by wire transfer as provided in the Indenture. Notwithstanding the foregoing, if the date hereof is after the first day of April or October, as the case may be, and before the following April 15 or October 15, this Note shall bear interest from such April 15 or October 15; PROVIDED, that if the Company shall default in the payment of interest due on such April 15 or October 15, then this Note shall bear interest from the next preceding April 15 or October 15, to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on these Notes, from April 4, 2000. The interest so payable on any April 15 or October 15 will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note is registered at the close of business on April 1 or October 1, as the case may be, next preceding such April 15 or October 15, whether or not such day is a Business Day.

         Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture referred to on the reverse hereof.

         IN  WITNESS  WHEREOF,   The  ServiceMaster   Company  has  caused  this
instrument to be signed manually or by facsimile by its duly authorized officers.

         Dated:   April 4, 2000
                            THE SERVICEMASTER COMPANY




                                        By_______________________________
                                        Name:  Steven C. Preston
                                        Title: Executive Vice President and
                                               Chief Financial Officer

                                        By_______________________________
                                        Name:  Vernon T. Squires
                                        Title: Senior Vice President and
                                               General Counsel

-----------------------------
Attest:

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

         Dated:     April 4, 2000           Harris Trust and Savings Bank,
                                                 as Trustee


                                            By____________________________
                                                  Authorized Signatory

                                 REVERSE OF NOTE
                            The ServiceMaster Company

                                   8.45% Note
                               Due April 15, 2005

         This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (hereinafter called the "SECURITIES") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of November 18, 1999 between the Company and Harris Trust and Savings Bank, as Trustee (hereinafter called the "TRUSTEE") (as supplemented by the First Supplemental Indenture dated as of April 4, 2000 between the Company and the Trustee, the "INDENTURE"), to which Indenture and all indentures supplemental thereto and all terms of a particular series of Securities established pursuant to Section 2.03 of the Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as in the Indenture provided. This Note is one of a series designated as the 8.45% Notes due 2005 of the Company, limited in aggregate principal amount to $250,000,000.

         Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal and, to the extent lawful, on overdue installments of interest at the rate PER ANNUM borne by this Note. If a payment date is not a Business Day as defined in the Indenture at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

         In case an Event of Default as defined in the Indenture, with respect to the 8.45% Notes due 2005, shall have occurred and be continuing, the principal hereof and the interest accrued hereon, if any, may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions which provide that, without prior notice to any Holders, the Company and the Trustee may amend the Indenture and the Securities of any series with the written consent of the Holders of a majority in aggregate principal amount of the outstanding Securities of all series affected (all such series voting as one class), and the Holders of a majority in aggregate principal amount of the outstanding Securities of all series to be affected (all such series voting as one class) by written notice to the Trustee may waive future compliance by the Company with any provision of the Indenture or the Securities of such series; PROVIDED that, without the consent of each Holder of the Securities of each series affected thereby, an amendment or waiver, including a waiver of past defaults, may not: (i) extend the stated maturity of the principal of, or any sinking fund obligation or any installment of interest on, such Holder's Security, or reduce the principal amount thereof or the rate of interest thereon (including any amount in respect of original issue discount), or any premium payable with respect thereto, or adversely affect the rights of such Holder under any mandatory redemption or repurchase provision or any right of redemption or repurchase at the option of such Holder, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity or the amount thereof provable in bankruptcy, or change any place of payment where, or the currency in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the due date therefor; (ii) reduce the percentage in principal amount of outstanding Securities of the relevant series the consent of whose Holders is required for any such supplemental indenture, for any waiver of compliance with certain provisions of the Indenture or certain Defaults and their consequences provided for in the Indenture; (iii) waive a Default in the payment of principal of or interest on any Security of such Holder; or (iv) modify any of the provisions of the Indenture governing supplemental indentures with the consent of Securityholders except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby.

         It is also provided in the Indenture that, subject to certain conditions, the Holders of at least a majority in aggregate principal amount of the outstanding Securities of all series affected (voting as a single class), by notice to the Trustee, may waive an existing Default or Event of Default with respect to the Securities of such series and its consequences, except a Default in the payment of principal of or interest on any Security or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Security affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default with respect to the Securities of such series arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

         The Indenture provides that a series of Securities may include one or more tranches (each a "TRANCHE") of Securities, including Securities issued in a periodic offering. The Securities of different tranches may have one or more different terms, including authentication dates and public offering prices, but all the Securities within each such tranche shall have identical terms, including authentica-tion date and public offering price. Notwithstanding any other provision of the Indenture, subject to certain exceptions, with respect to sections of the Indenture concerning the execution, authentication and terms of the Securities, redemption of the Securities, Events of Default of the Securities, defeasance of the Securities and amendment of the Indenture, if any series of Securities includes more than one tranche, all provisions of such sections applicable to any series of Securities shall be deemed equally applicable to each tranche of any series of Securities in the same manner as though originally designated a series unless otherwise provided with respect to such series or tranche pursuant to a board resolution or a supplemental indenture establishing such series or tranche.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note in the manner, at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

         The Notes are issuable initially only in registered form without coupons in denominations of $1,000 and any multiple of $1,000 at the office or agency of the Company in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Indenture, but, without the payment of any service charge, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

         The Notes will be redeemable, at any time prior to maturity at the option of the Company, in whole or in part, upon not less than 30 or more than 60 days prior written notice, at a redemption price equal to the greater of (i) 100% of their principal amount or (ii) as determined by a Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the redemption date, on a semi-annual basis assuming a 360-day year consisting of twelve 30-day months at the Adjusted Treasury Rate plus 15 basis points, together with all accrued but unpaid interest, if any, to the date of redemption in either case ; PROVIDED, HOWEVER, that interest installments due on an interest payment date that is on or prior to the date of redemption will be payable to holders who are holders of record of such notes as of the close of business on the relevant record date for such installment.

         Upon due presentment for registration of transfer of this Note at the office or agency of the Company in the Borough of Manhattan, The City of New York, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

         The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and, subject to the provisions hereof, interest hereon, and for all other purposes, and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

         No recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present, or future, of the Company or any successor corporation thereof, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

         Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

     [PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

[PLEASE INSERT SOCIAL SECURITY OR OTHER
         IDENTIFYING NUMBER OF ASSIGNEE]


-----------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------



the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such Note on the books of the Company, with full power of substitution in the premises.

Dated:_______________________


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever

                                                                     Exhibit 4.2

                            THE SERVICEMASTER COMPANY
                                 as the Company

                                       and

                          HARRIS TRUST AND SAVINGS BANK
                                   as Trustee

                                 --------------

                          FIRST SUPPLEMENTAL INDENTURE

                            Dated as of April 4, 2000

            (Supplemental to Indenture Dated as of November 18, 1999)

                           Series 8.45% Notes due 2005

                                    ---------

         FIRST SUPPLEMENTAL INDENTURE dated as of April 4, 2000 between The ServiceMaster Company, a Delaware corporation, as the Company (the "COMPANY") and Harris Trust and Savings Bank, an Illinois banking corporation, as Trustee (the "TRUSTEE").

         WHEREAS, the Company and the Trustee executed and delivered an Indenture dated as of November 18, 1999 ("ORIGINAL INDENTURE") providing for the issuance from time to time of its debentures, notes or other evidences of indebtedness in one or more series (the "SECURITIES"); and

         WHEREAS, pursuant to the terms of the Original Indenture, the Company wishes to provide for the establishment of a new series of its Securities known as the 8.45% Notes due 2005 (the "2005 Notes"); and

         WHEREAS, Section 9.01(5) of the Original Indenture provides that the Original Indenture may be amended without the consent of the holders of the Securities in order to establish the form or forms or terms of Securities of any series or of the coupons appertaining to such Securities pursuant to Section
2.03 of the Original Indenture; and

         WHEREAS, all conditions and requirements necessary to make this First Supplemental Indenture a valid and binding instrument in accordance with its terms and the terms of the Original Indenture have been satisfied.

         NOW, THEREFORE:

         In consideration of the premises and of the mutual covenants herein contained, and in order to provide for payment of the principal of (and premium, if any) and interest on all of the Securities, according to their tenor, the Company and the Trustee hereby covenant and agree:

         SECTION 1. For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, all capitalized terms used and not defined herein that are defined in the Original Indenture shall have the meanings assigned to them in the Original Indenture.

         Section 1.01 of the Original Indenture is amended and supplemented as follows, in each case solely for purposes of the 2005 Notes:

         "ADJUSTED TREASURY RATE" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

         "COMPARABLE TREASURY ISSUE" means the United States Treasury security selected by a Quotation Agent as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

         "QUOTATION AGENT" means the Reference Treasury Dealer appointed by the Trustee after consultation with ServiceMaster. "REFERENCE TREASURY DEALER" means
(i) initially Goldman, Sachs & Co. and its respective successors; PROVIDED, HOWEVER, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "PRIMARY TREASURY DEALER"), ServiceMaster shall substitute therefor another Primary Treasury Dealer; or (ii) any other Primary Treasury Dealer selected by the Trustee after consultation with ServiceMaster.

         "COMPARABLE TREASURY PRICE" means, with respect to any redemption date,
(i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

         "REFERENCE TREASURY DEALER QUOTATIONS" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

         SECTION 2. Pursuant to Sections 2.01 and 2.03 of the Original Indenture, there is hereby authorized and the Company shall issue the following series of Securities, the form of the Security of the series to be substantially in the form set forth in Exhibit 1:

              (a) A series of notes under the Original Indenture designated as the 8.45% Notes due 2005. The series of 2005 Notes will be limited to $250,000,000 aggregate principal amount and will mature on April 15, 2005 at 100% of their principal amount, unless earlier redeemed. The 2005 Notes will be issuable in denominations of $1,000 or integral multiples thereof. Each 2005 Note will bear interest from April 4, 2000 at the rate of 8.45% per annum, payable semi-annually (to holders of record at the close of business on April 1 or October 1 immediately preceding the interest payment date) on April 15 and October 15 of each year beginning October 15, 2000. The 2005 Notes will be redeemable, at any time prior to maturity at the option of the Company, in whole or in part, upon not less than 30 or more than 60 days prior written notice, at a redemption price equal to the greater of (i) 100% of their principal amount or
(ii) as determined by a Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the redemption date, on a semi-annual basis assuming a 360-day year consisting of twelve 30-day months at the Adjusted Treasury Rate plus 15 basis points, together with all accrued but unpaid interest, if any, to the date of redemption in either case; PROVIDED, HOWEVER, that interest installments due on an interest payment date that is on or prior to the date of redemption will be payable to holders who are holders of record of such notes as of the close of business on the relevant record date for such installment. The 2005 Notes will be issued only as Registered Global Securities, without coupons, held by the Depositary, which will be the Depository Trust Company, and will not be issued in definitive registered form except pursuant to Section 2.07 of the Original Indenture.

         SECTION 3. Nothing in this First Supplemental Indenture, expressed or implied, is intended or shall be construed to confer upon or give to any person or corporation, other than the parties hereto and the holders of the 2005 Notes any right, remedy or claim under or by reason of this First Supplemental Indenture or any covenant, stipulation, promise or agreement contained herein; all the covenants, stipulations, promises and agreements contained herein being for the sole and exclusive benefit of the parties hereto and their successors, and the holders from time to time of the 2005 Notes.

         SECTION 4. This First Supplemental Indenture shall form a part of the Original Indenture for all purposes and every holder of Securities heretofore or hereafter authenticated and delivered under the Original Indenture shall be bound hereby; PROVIDED that the supplemental definitions provided in Section 1 of this First Supplemental Indenture shall apply only to the 2005 Notes. The Original Indenture as supplemented by this First Supplemental Indenture is hereby in all respects ratified and confirmed.

         SECTION 5. The Trustee,  for itself and its  successor  or  successors, accepts the trust of the Original Indenture as amended by this First Supplemental Indenture, and agrees to perform the same, but only upon the terms and conditions set forth in the Original Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Original Indenture, and, without limiting the generality of the foregoing, the recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture other than as to the validity of its execution and delivery by the Trustee.

         SECTION 6. This First  Supplemental  Indenture  may be  executed in any
number  of  counterparts,   each  of  which  shall  be  an  original;  but  such
counterparts shall together constitute but one and the same instrument.

                                                   SIGNATURES

         IN  WITNESS  WHEREOF,   the  parties  hereto  have  caused  this  First
Supplemental Indenture to be duly executed, all as of the date first written above.

                                           The ServiceMaster Company,
                                                as the Company


                                           By:     /s/ Steven C. Preston
                                                Name: Steven C. Preston
                                                Title:


                                           Harris Trust and Savings Bank,
                                                as Trustee


                                           By:     /s/ Frank Pierson
                                                Name: Frank Pierson
                                                Title:

STATE OF ILLINOIS )
                  )
COUNTY OF DUPAGE  )

         BEFORE ME, the undersigned authority, on this ___ day of ________, 2000, personally appeared ______________________, _______________________ of The
ServiceMaster Company, a Delaware corporation (the "Company"), known to me (or proved to me by introduction upon the oath of a person known to me) to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he/she executed the same as the act of such corporation for the purposes and consideration herein expressed and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL THIS ____ DAY OF___________, 2000.

         (SEAL)



                                        -----------------------------------
                                        NOTARY PUBLIC, STATE OF ILLINOIS
                                        Print Name: _________________________
                                        Commission Expires: __________________

STATE OF ILLINOIS )
                  )
COUNTY OF COOK    )

         BEFORE ME, the undersigned authority, on this ___ day of ________, 2000, personally appeared _______________________, _______________________ of
Harris Trust and Savings Bank, an Illinois banking corporation, known to me (or proved to me by introduction upon the oath of a person known to me) to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he/she executed the same as the act of such trust for the purposes and consideration herein expressed and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL THIS _____ DAY OF     __________, 2000.

        (SEAL)

                                        ------------------------------------
                                        NOTARY PUBLIC, STATE OF ILLINOIS
                                        Print Name: _________________________
                                        Commission Expires: __________________